AppFolio, Inc. Announces Fourth Quarter and Fiscal Year 2023 Financial Results
Q4 revenue grows 39%; profitability continues to expand

SANTA BARBARA, Calif., January 25, 2024 -- AppFolio, Inc. (NASDAQ: APPF) ("AppFolio" or the "Company"), a technology leader powering the future of the real estate industry, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2023.

"I am pleased to announce a successful fourth quarter that caps off a year in which AppFolio increased the pace of innovation while prioritizing profitable growth," said Shane Trigg, President and CEO, AppFolio. "Through our disciplined investments, relentless focus on our customers, passion to deliver industry-leading innovation, and great people and culture, we are truly building the platform where the real estate industry comes to do business."

Financial Highlights for Fourth Quarter of 2023
•Revenue grew 39% year-over-year to $171.8 million.
•Total units under management grew 13% year-over-year to 8.2 million.
•GAAP operating income was $28.2 million, or 16.4% of revenue, compared to an operating loss of ($20.0 million), or (16.1%) of revenue, in Q4 2022.
•Non-GAAP operating income was $41.8 million, or 24.3% of revenue, compared to an operating loss of ($3.4 million), or (2.7%) of revenue, in Q4 2022.
•Non-GAAP free cash flow was $34.3 million, or 19.9% of revenue, compared to $1.3 million, or 1.0% of revenue, in Q4 2022.

Financial Highlights for Fiscal Year 2023
•Revenue grew 31% year-over-year to $620.4 million.
•GAAP operating income was $1.0 million, or 0.2% of revenue, compared to an operating loss of ($72.4 million), or (15.3%) of revenue, in fiscal year 2022.
•Non-GAAP operating income was $75.8 million, or 12.2% of revenue, compared to an operating loss of ($2.7 million), or (0.6%) of revenue, in fiscal year 2022.
•Non-GAAP free cash flow was $73.6 million, or 11.9% of revenue, compared to $4.1 million, or 0.9% of revenue in fiscal year 2022.

Financial Outlook
Based on information available as of January 25, 2024, AppFolio's outlook for fiscal year 2024 follows:
•Full year revenue is expected to be $755 million to $765 million.
•Full year non-GAAP operating margin as a percentage of revenue is expected to be 21% to 23%.
•Full year non-GAAP free cash flow margin as a percentage of revenue is expected to be 17% to 19%.
•Diluted weighted average shares outstanding are expected to be approximately 37 million for the full year.

Conference Call Information
As previously announced, the Company will host a conference call today, January 25, 2024, at 2:00 p.m. Pacific Time (PT), 5:00 p.m. Eastern Time (ET), to discuss the company’s fourth quarter and year ended 2023 financial results. A live webcast of the call will be available at: https://edge.media-server.com/mmc/p/s8eddhkz. To access the call by phone, please go to the following link: https://register.vevent.com/register/BIec41f32791a04dabac50dd68f4303504, and you will be provided with dial in details. A replay of the webcast will also be available for a limited time on AppFolio’s Investor Relations website at https://ir.appfolioinc.com/news-events/events.

The Company also provides announcements regarding its financial results and other matters, including SEC filings, investor events, and press releases, on its Investor Relations website at https://ir.appfolioinc.com/, as a means of disclosing material nonpublic information and for complying with AppFolio's disclosure obligations under Regulation FD.

About AppFolio, Inc.
AppFolio is a technology leader powering the future of the real estate industry. Our innovative platform and trusted partnership enable our customers to connect communities, increase operational efficiency, and grow their business. For more information about AppFolio, visit ir.appfolioinc.com.

Investor Relations Contact:
Lori Barker
ir@appfolio.com

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to AppFolio’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Statement Regarding the Use of Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements that are not statements of historical fact contained in this press release, and can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts, “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those expressions. In particular, forward-looking statements contained in this press release relate to future operating results and financial position, including the Company's fiscal year 2024 financial outlook, anticipated future expenses and investments, the Company's business opportunities, and the impact of the Company's strategic actions and initiatives.

Forward-looking statements represent AppFolio's current beliefs and assumptions based on information currently available. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause the Company's actual results to materially differ from those expressed or implied by these forward-looking statements are described in our Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on October 27, 2023 and the section entitled “Risk Factors” in AppFolio's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 to be filed with the SEC, as well as in the Company's other filings with the SEC. You should read this press release with the understanding that the Company's actual future results may be materially different from the results expressed or implied by these forward-looking statements.

Except as required by applicable law or the rules of the NASDAQ Global Market, AppFolio assumes no obligation to update any forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$49,509	$70,769
Investment securities—current	162,196	89,297
Accounts receivable, net	20,709	16,503
Prepaid expenses and other current assets	39,943	24,899
Total current assets	272,357	201,468
Investment securities—noncurrent	—	25,161
Property and equipment, net	28,362	26,110
Operating lease right-of-use assets	19,285	23,485
Capitalized software development costs, net	21,562	35,315
Goodwill	56,060	56,060
Intangible assets, net	2,357	4,833
Other long-term assets	8,906	8,785
Total assets	$408,889	$381,217
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,141	$2,473
Accrued employee expenses	35,567	34,376
Accrued expenses	21,723	15,601
Other current liabilities	11,335	8,893
Total current liabilities	69,766	61,343
Operating lease liabilities	41,114	50,237
Other liabilities	697	4,091
Stockholders’ equity	297,312	265,546
Total liabilities and stockholders’ equity	$408,889	$381,217

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue(1)	$171,830	$124,058	$620,445	$471,883
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)(2)	61,275	50,342	238,076	191,826
Sales and marketing(2)	21,501	29,840	107,602	107,398
Research and product development(2)	34,847	31,152	151,364	111,118
General and administrative(2)	19,035	24,534	93,452	100,792
Depreciation and amortization	6,933	8,142	28,988	33,119
Total costs and operating expenses	143,591	144,010	619,482	544,253
Income (loss) from operations	28,239	(19,952)	963	(72,370)
Other income (loss), net	286	213	3	4,469
Interest income, net	2,404	552	7,031	1,184
Income (loss) before provision for income taxes	30,929	(19,187)	7,997	(66,717)
Provision for income taxes	661	513	5,295	1,402
Net income (loss)	$30,268	$(19,700)	$2,702	$(68,119)
Net income (loss) per common share
Basic	$0.85	$(0.56)	$0.08	$(1.95)
Diluted	$0.83	$(0.56)	$0.07	$(1.95)
Weighted average common shares outstanding
Basic	35,812	35,229	35,629	35,010
Diluted	36,596	35,229	36,417	35,010

(1) The following table presents our revenue categories:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Core solutions	$41,252	$35,378	$156,692	$132,541
Value Added Services	127,990	86,287	454,098	327,636
Other	2,588	2,393	9,655	11,706
Total revenue	$171,830	$124,058	$620,445	$471,883

(2) Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	$798	$767	$3,703	$2,640
Sales and marketing	1,081	3,185	5,983	8,681
Research and product development	5,123	4,870	20,974	16,030
General and administrative	5,430	3,904	21,704	13,584
Total stock-based compensation expense	$12,432	$12,726	$52,364	$40,935

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Cash from operating activities
Net income (loss)	$30,268	$(19,700)	$2,702	$(68,119)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,385	7,525	26,500	30,820
Amortization of operating lease right-of-use assets	514	689	2,132	3,187
Gain on lease modification	—	—	(4,281)	—
Impairment, net	—	2,230	—	22,022
Stock-based compensation, including as amortized	12,980	13,343	54,852	43,234
Gain on sale of business	—	—	—	(4,156)
Gain on sale of equity-method investment and recovery of note receivable	—	—	—	(40)
Other	(2,084)	620	(3,598)	(818)
Changes in operating assets and liabilities:
Accounts receivable	(349)	(1,619)	(4,206)	(4,198)
Prepaid expenses and other assets	(12,781)	(2,493)	(13,493)	(7,281)
Accounts payable	(80)	945	(1,565)	1,176
Accrued expenses and other liabilities	(4,246)	5,317	3,744	12,062
Operating lease liabilities	576	(776)	(2,504)	(2,524)
Net cash provided by operating activities	31,183	6,081	60,283	25,365
Cash from investing activities
Purchases of available-for-sale investments	(86,821)	(8,845)	(195,740)	(79,279)
Proceeds from sales of available-for-sale investments	—	994	1,013	994
Proceeds from maturities of available-for-sale investments	58,130	11,285	152,382	87,883
Purchases of property and equipment	(3,109)	(597)	(9,041)	(6,540)
Capitalization of software development costs	(1,431)	(4,220)	(4,825)	(14,688)
Proceeds from sale of business, net of cash divested	—	—	—	5,124
Proceeds from sale of equity-method investment	—	—	629	40
Net cash used in investing activities	(33,231)	(1,383)	(55,582)	(6,466)
Cash from financing activities
Proceeds from stock option exercises	410	1,895	2,595	4,474
Tax withholding for net share settlement	(8,790)	(3,056)	(28,556)	(10,637)
Net cash used in financing activities	(8,380)	(1,161)	(25,961)	(6,163)
Net (decrease) increase in cash and cash equivalents	(10,428)	3,537	(21,260)	12,736
Cash, cash equivalents and restricted cash
Beginning of period	60,187	67,482	71,019	58,283
End of period	49,759	71,019	49,759	71,019

RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Costs and operating expenses:
GAAP cost of revenue (exclusive of depreciation and amortization)	$61,275	$50,342	$238,076	$191,826
Stock-based compensation expense	(798)	(767)	(3,703)	(2,640)
Workforce reduction costs	—	—	(2,135)	—
Non-GAAP cost of revenue (exclusive of depreciation and amortization)	$60,477	$49,575	$232,238	$189,186
GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	36%	41%	38%	41%
Non-GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	35%	40%	37%	40%

GAAP sales and marketing	$21,501	$29,840	$107,602	$107,398
Stock-based compensation expense	(1,081)	(3,185)	(5,983)	(8,681)
Workforce reduction costs	—	—	(3,401)	—
Non-GAAP sales and marketing	$20,420	$26,655	$98,218	$98,717
GAAP sales and marketing as a percentage of revenue	13%	24%	17%	23%
Non-GAAP sales and marketing as a percentage of revenue	12%	21%	16%	21%

GAAP research and product development	$34,847	$31,152	$151,364	$111,118
Stock-based compensation expense	(5,123)	(4,870)	(20,974)	(16,030)
Workforce reduction costs	—	—	(2,635)	—
Non-GAAP research and product development	$29,724	$26,282	$127,755	$95,088
GAAP research and product development as a percentage of revenue	20%	25%	24%	24%
Non-GAAP research and product development as a percentage of revenue	17%	21%	21%	20%

GAAP general and administrative	$19,035	$24,534	$93,452	$100,792
Stock-based compensation expense	(5,430)	(3,904)	(21,704)	(13,584)
Gain on lease modification	—	—	4,281	—
CEO separation costs, net	—	—	(11,520)	—
Impairment, net	—	(2,230)	—	(22,022)
Workforce reduction costs	—	—	(2,106)	—
Non-GAAP general and administrative	$13,605	$18,400	$62,403	$65,186
GAAP general and administrative as a percentage of revenue	11%	20%	15%	21%
Non-GAAP general and administrative as a percentage of revenue	8%	15%	10%	14%

GAAP depreciation and amortization	$6,933	$8,142	$28,988	$33,119
Amortization of stock-based compensation capitalized in software development costs	(548)	(618)	(2,489)	(2,299)
Amortization of purchased intangibles	(619)	(977)	(2,476)	(4,373)
Non-GAAP depreciation and amortization	$5,766	$6,547	$24,023	$26,447
GAAP depreciation and amortization as a percentage of revenue	4%	7%	5%	7%
Non-GAAP depreciation and amortization as a percentage of revenue	3%	5%	4%	6%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Income (loss) from operations:
GAAP income (loss) from operations	$28,239	$(19,952)	$963	$(72,370)
Stock-based compensation expense	12,432	12,726	52,364	40,935
Amortization of stock-based compensation capitalized in software development costs	548	618	2,489	2,299
Amortization of purchased intangibles	619	977	2,476	4,373
Impairment, net	—	2,230	—	22,022
Gain on lease modification	—	—	(4,281)	—
CEO separation costs, net	—	—	11,520	—
Workforce reduction costs	—	—	10,278	—
Non-GAAP income (loss) from operations	$41,838	$(3,401)	$75,809	$(2,741)

Operating margin:
GAAP operating margin	16.4%	(16.1)%	0.2%	(15.3)%
Stock-based compensation expense as a percentage of revenue	7.2	10.3	8.4	8.7
Amortization of stock-based compensation capitalized in software development costs as a percentage of revenue	0.3	0.5	0.4	0.5
Amortization of purchased intangibles as a percentage of revenue	0.4	0.8	0.4	0.9
Impairment, net as a percentage of revenue	—	1.8	—	4.7
Gain on lease modification as a percentage of revenue	—	—	(0.7)	—
CEO separation costs, net as a percentage of revenue	—	—	1.9	—
Workforce reduction costs	—	—	1.8	—
Non-GAAP operating margin	24.3%	(2.7)%	12.2%	(0.6)%

Net income (loss):
GAAP net income (loss)	$30,268	$(19,700)	$2,702	$(68,119)
Stock-based compensation expense	12,432	12,726	52,364	40,935
Amortization of stock-based compensation capitalized in software development costs	548	618	2,489	2,299
Amortization of purchased intangibles	619	977	2,476	4,373
Impairment, net	—	2,230	—	22,022
Gain on lease modification	—	—	(4,281)	—
CEO separation costs, net	—	—	11,520	—
Workforce reduction costs	—	—	10,278	—
Gain on sale of business	—	—	—	(4,156)
Gain on sale of equity-method investment	—	—	—	(40)
Income tax effect of adjustments	(11,556)	1,363	(15,415)	2,087
Non-GAAP net income (loss)	$32,311	$(1,786)	$62,133	$(599)

Net income (loss) per share, basic:
GAAP net income (loss) per share, basic	$0.85	$(0.56)	$0.08	$(1.95)
Non-GAAP adjustments to net income (loss)	0.05	0.51	1.66	1.93
Non-GAAP net income (loss) per share, basic	$0.90	$(0.05)	$1.74	$(0.02)

Net income (loss) income per share, diluted:
GAAP net income (loss) per share, diluted	$0.83	$(0.56)	$0.07	$(1.95)
Non-GAAP adjustments to net income (loss)	0.05	0.51	1.64	1.93
Non-GAAP net income (loss) per share, diluted	$0.88	$(0.05)	$1.71	$(0.02)

Weighted-average shares used in GAAP per share calculation
Basic	35,812	35,229	35,629	35,010
Diluted	36,596	35,229	36,417	35,010

Weighted-average shares used in non-GAAP per share calculation
Basic	35,812	35,229	35,629	35,010
Diluted	36,596	35,229	36,417	35,010

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Free cash flow:
GAAP net cash provided by operating activities	$31,183	$6,081	$60,283	$25,365
Purchases of property and equipment	(3,109)	(597)	(9,041)	(6,540)
Capitalized software development costs	(1,431)	(4,220)	(4,825)	(14,688)
CEO separation costs payment	—	—	14,926	—
Partial lease termination payment	—	—	2,851	—
Severance payments for workforce reduction	7,624	—	9,425	—
Non-GAAP free cash flow	$34,267	$1,264	$73,619	$4,137

Free cash flow margin:
GAAP net cash provided by operating activities as a percentage of revenue	18.1%	4.9%	9.7%	5.4%
Purchases of property and equipment as a percentage of revenue	(1.8)	(0.5)	(1.4)	(1.4)
Capitalized software development costs as a percentage of revenue	(0.8)	(3.4)	(0.8)	(3.1)
CEO separation costs payment	—	—	2.4	—
Partial lease termination payment	—	—	0.5	—
Severance payments for workforce reduction	4.4	—	1.5	—
Non-GAAP free cash flow margin	19.9%	1.0%	11.9%	0.9%

Statement Regarding the Use of Non-GAAP Financial Measures

We disclose the following non-GAAP financial measures in this press release: non-GAAP income (loss) from operations, non-GAAP operating expenses (cost of revenue (exclusive of depreciation and amortization), sales and marketing, research and product development, general and administrative, and depreciation and amortization), non-GAAP net income (loss), non-GAAP net income (loss) per share, and free cash flow.

•Non-GAAP presentation of income (loss) from operations, operating expenses, net income (loss), and net income (loss) per share. These measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of stock-based compensation capitalized in software development costs, amortization of purchased intangibles, impairment, CEO separation costs, net, gain on lease modification, workforce reduction costs and the related income tax effect of these adjustments, as applicable and described below.

•Free cash flow. Free cash flow is defined as net cash from operating activities, less purchases of property and equipment, capitalization of software development costs, payments for separation costs, lease termination payments and severance payments for workforce reduction. We use free cash flow to evaluate our generation of cash from operations that is available for purposes other than capital expenditures and capitalized software development costs. Additionally, we believe that information regarding free cash flow provides investors with a perspective on the cash available to fund ongoing operations, because we review cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

We use each of these non-GAAP financial measures internally to assess and compare operating results across reporting periods, for internal budgeting and forecasting purposes, and to evaluate our financial performance. We believe these adjustments also provide useful supplemental information to investors and facilitate the analysis of our operating results and comparison of operating results across reporting periods.

In particular, we believe these non-GAAP financial measures are useful to investors and others in assessing our operating performance due to the following factors:

•Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. We utilize stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of our stockholders while ensuring long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses, which include costs related to our workforce reduction, vary for reasons that are generally unrelated to financial and operational performance in any particular period.

•Amortization of purchased intangibles. We view amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

•Impairment. We believe that impairment charges do not reflect future operating expenses, and are generally unrelated to financial and operational performance in any particular period.

•CEO separation costs, net. We incurred one-time separation costs associated with our former Chief Executive Officer's Transition and Separation Agreement, dated March 1, 2023 ("Separation Agreement"). We have excluded these costs, as we do not consider such amounts to be part of the ongoing operation of our business.

•Gain on lease modification. In January 2023 and June 2023 we amended our San Diego lease. We have excluded any gain related to the remeasurement of the lease liability, as we do not consider such amounts to be part of the ongoing operation of our business.

•Workforce reduction costs. We incurred one-time severance and related personnel costs associated with our workforce reduction in the third quarter of 2023. We have excluded these costs as we do not consider such amounts to be part of the ongoing operation of our business.

•Income tax effects of adjustments. We utilize a fixed long-term projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of other non-GAAP adjustments. The projected rate, which we have determined to be 25%, considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. We periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, and material changes in the forecasted geographic earnings mix.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and can exclude expenses that may have a material impact on our reported financial results. As such, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the tables above. We encourage investors to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

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